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                                                                    EXHIBIT 10-4

                               THIRD AMENDMENT TO
                              SAFEGUARD SCIENTIFICS
                           MONEY PURCHASE PENSION PLAN

     (As Amended and Restated Effective January 1, 1989)

     WHEREAS, Safeguard Scientifics, Inc. (the "Company") established the Safeguard Scientifics Money Purchase Pension Plan (the "Plan") for the benefit of certain of its employees effective January 1, 1986; and

     WHEREAS, the Company most recently amended and restated the Plan generally effective January 1, 1989, and has amended the Plan on two occasions thereafter; and

     WHERAS, the Company reserved to itself the right to amend the Plan in
Section 11.1 thereof, subject to certain inapplicable limitations; and

     WHEREAS, the Company desires to amend the Plan;

     NOW, THEREFORE, subject to approval by the District Director of Internal Revenue, the Plan is hereby amended as follows:

     1. Section 1.11 is hereby amended, effective January 1, 1989, to correct the definition of "Disregarded Prior Service" as follows:

          1.11 DISREGARDED PRIOR SERVICE shall mean Years of Service completed prior to any Break in Service, where

               (a)  the Participant had either

                    (1) no vested interest in that portion of his Account under the Plan attributable to Employer contributions prior to such Break in Service, or

                    (2) a vested interest in that portion of his Account under the Plan attributable to Employer contributions prior to such Break in Service, received a distribution of the full amount of such vested interest, and failed to repay the amount of such vested interest prior to the date prescribed in
Section 7.3; and

               (b) the number of consecutive one-year-Break in Service experienced by the Participant (including in such series of consecutive one-year Breaks in Service, the Break in Service with regard to which a determination is being made as to whether prior Years of Service are Disregarded Prior Service hereunder) equals or exceeds both:

                    (i)  five (5), and

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                    (ii) the number of Years of Service, other than Disregarded
Prior Service, completed by the Employee, prior to such Break in Service.

               (c) Notwithstanding the foregoing, subsections (a) and (b) of this Section 1.11 shall not apply to the vested interest of any Participant who formerly was a participant in the Merged Plan.

     2. Effective August 1, 1995, Section 3.5 of the Plan is hereby amended to read as follows:

          3.5 TIMING OF EMPLOYER CONTRIBUTIONS. The Employer may pay one-half of its contribution with respect to any Plan Year to the Trustee following June 30 of such Plan Year and the remainder following the end of such Plan Year but in no event shall the contribution for the Plan Year be paid later than the time required by law for making contributions with respect to the Plan Year.

     3. The first paragraph of Section 7.3 is hereby amended, effective January 1, 1989, to read as follows:

          In the case of termination of employment for any other reason (whether voluntary or by discharge, with or without cause), payment of a Participant's vested benefits shall commence as soon as practicable after the Valuation Date coincident with or next following the date that would have been the Participant's Normal Retirement Date. A Participant may, however, elect to have payment of his vested benefits commence as of any earlier Valuation Date. Such election must be made in writing within the 90 day period ending on such Valuation Date. If such Participant is not fully vested in his Employer Contribution Subaccount, the cash value of the Participant's Account, to the extent the same shall not have vested, shall be forfeited upon the earlier of
(i) the occurrence of five consecutive one-year Breaks in Service or (ii) the date he receives a distribution of his total vested benefit. Forfeitures shall be applied to reduce Employer contributions otherwise required as provided in
Section 3.8 hereof.

     4.   Effective January 1, 1989, a paragraph is added at the end of Section
11.1 to read as follows:

          No amendment shall change any vesting schedule unless, in the case of an Employee who is a Participant on -

               (i)  the date the amendment is adopted; or

               (ii) the date the amendment is effective, if later, the nonforfeitable percentage of such Participant's right to his Account is not less than his percentage computed under the Plan without regard to such amendment. Furthermore, no such amendment shall otherwise change any vesting schedule unless each Participant having three or more Years of Service is permitted to elect, in accordance with Internal Revenue Code regulations, to have the


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nonforfeitable percentage of his Account determined under the Plan without regard to such amendment; provided, that no election shall be given to any Participant whose nonforfeitable percentage under the Plan as amended cannot at any time be less than such percentage determined without regard to such amendment.

     IN WITNESS WEEREOF, and as evidence of the adoption of this Third Amendment, the Company has caused the same to be executed by its duly authorized officers, and its corporate seal to be affixed this 12th day of December, 1995.


Attest:                            SAFEGUARD SCIENTIFICS, INC.

 /s/ James A. Ounsworth                 By:   /s/ Gerald M. Wilk
- - --------------------------                   ----------------------
     Secretary                                Sr. VP


(Corporate Seal)


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